                                                                    EXHIBIT 10.1

                              KBK FINANCIAL, INC.

                                 LOAN AGREEMENT

    This Loan Agreement (the "Agreement") dated as of November 27, 1996, is made by and between KBK FINANCIAL, INC. ("KBK") and the Borrower described below:

    In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, KBK and Borrower agree as follows:

    1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

         A.  BORROWER:

             Ponder Industries, Inc.

         B.  BORROWER'S ADDRESS & PLACE  OF BUSINESS

             Borrower's chief executive office is located at:

             5005 Riverway, Suite 550
             Houston, Texas 77056

         C.  Cash Equivalents:  Cash Equivalents means any of the following:

                 (a) securities with maturities of 180 days or less from the date of acquisition thereof issued or fully guaranteed or insured as to payment of principal and interest by the United States or any agency thereof,

                 (b) certificates of deposit with maturities of 180 days or less from the date of acquisition thereof issued by, and deposit accounts at, any commercial bank having capital and surplus equal to or greater than $250,000,000,

                 (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of 180 days or less from the date of acquisition thereof; and

                 (d) securities of a domestic municipal issuer rated at least either AAA by Moody's Investors Service, Inc. or AAA by Standard & Poor's Corporation with maturities of 180 days or less from the date of acquisition.


         D. Collateral: Collateral means the property and assets of the Borrower and its Subsidiaries described in Section 2.G. hereof and in the Security Instruments.





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         E.  Contingent Liabilities:  Contingent Liabilities means any and all liabilities of a Person, direct or indirect, for or in connection with the obligations, stock or dividends of any other Person, whether by guaranty, endorsement, agreement to purchase or repurchase, agreement to lease, agreement to supply or advance funds (including, without limitation, agreements to maintain working capital, solvency or other balance sheet conditions or agreements to purchase stock or make capital contributions) or otherwise.

         F. Convertible Debentures: Convertible Debentures means the Borrower's 8% convertible debentures due April 26, 1999 in the aggregate principal amount of $11,000,000.00.

         G. Current Assets: Current Assets means the aggregate amount of all of its assets which would, in accordance with GAAP, properly be defined as current assets.

         H. Current Liabilities: Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

         I. Eligible Inventory: Eligible Inventory means all of Borrower's Inventory, excluding however: (a) all inventory in which KBK does not have a first priority perfected security interest; (b) any Inventory located on leased premises which is not covered by a lien waiver agreement in form and substance satisfactory to KBK, duly executed by the owner of the premises; (c) any Inventory located in any jurisdiction other than the State of Arkansas, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Mississippi, New Mexico, Oklahoma, Texas or West Virginia; (d) raw materials and work in process; and (e) Inventory on consignment. Inventory will be valued based on the lower of Borrower's cost or market value. The term "cost" shall mean the amount actual paid for those specific goods held in inventory.

         J. Environmental Laws: Environmental Laws means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

         K. ERISA: ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         L.  Event of Default:  Event of Default has the meaning given it in
Section 7 hereof.

         M. GAAP: GAAP means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied throughout the period involved.





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         N.  Hazardous Materials:  Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

         O. Indemnified Claims: Indemnified Claims means any and all claims, demands, actions, causes of action, judgments, suits, liabilities, obligations, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind or nature, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because or resulting from, in connection with or in any way relating to arising out of any transaction, act, omission, event or circumstance in any way connected with or contemplated by this Agreement or the other Loan Documents or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (including, but not limited to any investigation, litigation, proceeding, enforcement of KBK's rights, or defense of KBK's actions related to or arising out of this Agreement, the other Loan Documents, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto.

         P. Indemnified Persons: Indemnified Persons shall collectively mean KBK and its officers, directors, shareholders, employees, attorneys, representatives and their respective successors, heirs and assigns.

         Q. Inventory: Inventory means all goods, now owned or hereafter acquired by a Person and wherever located, which are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which the Person has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by such Person) and anything else defined as "inventory" in the UCC. Without limitation of the foregoing, Inventory shall include such Person's (i) revenue producing tools, (ii) components, subassemblies, and expendable (replacement) parts of or for revenue producing tools, (iii) revenue producing tools in production, and (iv) raw materials used to build the assets described in the foregoing clauses (i), (ii) and (iii).

         R. Inventory Line of Credit: Inventory Line of Credit means the revolving line of credit for purchases of inventory established pursuant to
Section 2.A. hereof.

         S. Liens: Lien means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

         T. Loan(s): Loan(s) means collectively any and all loans and advances heretofore or hereafter made by KBK to the Borrower pursuant to either the Inventory Line of Credit or the Term Loan, or both, referenced in Section 2 hereof.

         U. Loan Documents: Loan Documents means this Loan Agreement, the Notes, the Maintenance Agreement, the Security Instruments and any and all other





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security agreements, pledge agreements, documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in favor of KBK in connection with any Loan.

         V. Material Adverse Effect: Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or the Borrower, or the Guarantor; (b) a material impairment of the ability of the Borrower or the Guarantor to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or the Guarantor of any Loan Document to which it is a party.

         W. Notes: Notes means the Revolving Credit Note and the Term Note, and any and all renewals, extensions, modifications, increases, or amendments thereof.

         X. Obligations: Obligations means all indebtedness, obligations and liabilities owing by Borrower to KBK arising under this Agreement and the other Loan Documents, and all other indebtedness, obligations and liabilities owing by Borrower to KBK, whether presently existing or hereafter arising, direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to KBK or to a third party and subsequently acquired by KBK (including, without limitation, all indebtedness, obligations and liabilities of Borrower to KBK arising by promissory note, discount, indemnity, guaranty, letter of credit or as established by law or by a court of competent jurisdiction).

         Y. Permitted Liens: Permitted Liens has the meaning assigned to it in Section 6.B hereof.

         Z. Person: Person means any corporation, partnership, joint venture, trust estate, individual, unincorporated business entity or governmental department, administrative agency or instrumentality.

         AA. Plan: Plan means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any affiliate thereof with respect to which Borrower has a fixed or contingent liability.

         BB. Purchase Documents: Purchase Documents means an account transfer and purchase agreement if, as and when same may be executed by and between Borrower, as seller, and KBK, as purchaser, and any and all renewals, extensions or rearrangements thereof and the documents, agreements and instruments executed and delivered in connection therewith (including, without limitation, all documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the Obligations owing thereunder).

         CC. Security Instruments: Security Instruments means the Collateral Security Agreements, Pledge Agreements, and the Guaranty executed in connection with this Agreement in accordance with Section 2.G hereof, and all financing statements, stock powers, assignments, documents and instruments related thereto, and any other security agreement, deed of trust or mortgage now or hereafter granted in favor of KBK, and all renewals, extensions, rearrangements and modifications thereof, from time to time executed by Borrower or any of its Subsidiaries.





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         DD. Subordinated Indebtedness:  Subordinated Indebtedness means the indebtedness of a Person, calculated in accordance with GAAP, heretofore or hereafter incurred, that, by the express terms of the instrument evidencing or creating such indebtedness or by the terms of a subordination agreement in form and substance satisfactory to KBK, is validly and effectively made subordinate and subject in right to payment, to whatever extent KBK may require, to the prior payment of all of the Borrower's Obligations to KBK.

         EE. Subsidiary: Subsidiary means any corporation of which more than 50 percent of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and, or, one or more of its Subsidiaries.

         FF. Tangible Net Worth: Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP, plus Subordinated Indebtedness, less any intangible assets as defined by GAAP.

         GG. Term Loan:  Term Loan means the term loan established pursuant to
Section 2.B hereof to refinance existing secured indebtedness of Borrower.

         HH. Termination Date:  Termination Date means November 27, 2001.

         II. Termination Event: Termination Event means (a) the occurrence with respect to any Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, (b) the withdrawal of Borrower or any affiliate of Borrower from any Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         JJ. UCC: UCC means the Uniform Commercial Code as in effect in the state, the law of which is applicable.

         KK. U.S. Subsidiaries: U.S. Subsidiaries means any Subsidiary of the Borrower incorporated under the laws of the United States of America or any state thereof.

         LL. Accounting Terms: All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP, as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 5.B. hereof.

         MM. Construction: Terms defined in the UCC which are used and not otherwise defined herein shall have the meanings given them in the UCC. The terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.





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    2.   LOANS.

         A.  Loans.

             (i) Inventory Line of Credit: KBK hereby agrees to make advances to Borrower from time to time prior to the Termination Date in the aggregate principal amount at any one time outstanding of up to $2,500,000.00 (the "Revolving Facility Amount"). The obligation to repay the Inventory Line of Credit shall be evidenced by a promissory note (the promissory note together with any and any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Revolving Credit Note") having a maturity date, repayment terms and interest rate as set forth in the Revolving Credit Note. The Revolving Credit Note form is attached hereto as Exhibit "A".

             (ii) Term Loan: KBK hereby agrees to make a loan to Borrower in the principal amount of $3,500,000 (the "Term Facility Amount"). The obligation to repay the Term Loan shall be evidenced by a promissory note (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Term Note") having a maturity date, repayment terms and interest rate as set forth in the Term Note. The Term Note form is attached as Exhibit "B". The principal of the Term Loan is given in renewal, extension and rearrangement, but not novation or discharge, of the outstanding principal balance of that certain Term Promissory Note dated July 27, 1995 executed by Borrower and payable to the order of American Bank of Texas in the original principal amount of $2,500,000.00 and that certain Promissory Note dated October 31, 1995 executed by Borrower and payable to the order of American Bank of Texas in the original principal amount of $200,000.00. Notwithstanding any assignment of any of the notes to KBK, Borrower agrees that KBK shall not be obligated to make any loans or advances thereunder, it being intended that KBK's obligations shall be solely as set forth in this Agreement.

         B. Adjustments to Contract Rate; Tiered Pricing Schedule. The initial interest rate under the Notes shall be the Contract Rate set forth therein. Once each fiscal year during the term of this Agreement, the Contract Rate may be increased or decreased on the terms and conditions set forth below. The Contract Rate may be decreased upon request by the Borrower made within 60 days after receipt by KBK of the Borrower's annual audited financial statements if the Borrower satisfies the conditions for a decrease in the Contract Rate set forth in the Tiered Pricing Schedule attached hereto as Schedule 2.B. Subject to Section 11.F. hereof, the Contract Rate may be increased by KBK within 60 days after receipt by KBK of the Borrower's annual audited financial statements if the conditions set forth in the Tiered Pricing Schedule for an increase in the Contract Rate are found to exist. All such changes to the Contract Rate shall be effective as of the first day of the month following the month in which such notification is received. Following any such increase or decrease in the Contract Rate, the Contract Rate shall not be adjusted prior to receipt of the Borrower's annual audited financial statements for the succeeding fiscal year. Notwithstanding the foregoing, the Base Rate (as such term is defined in the Notes) shall vary as provided in the Notes.





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         C.  Maintenance; Mandatory Prepayments.

         (a) The aggregate principal amount of all amounts from time to time outstanding pursuant to the Revolving Credit Note shall not at any time exceed the Revolving Note Maximum Amount, which shall mean the lesser of (i) the Revolving Facility Amount or (ii) the Borrowing Base, which shall mean the sum of (x) 25% of total Eligible Inventory consisting of replaceable/consumable Inventory (more particularly described by type in the Maintenance Certificate attached hereto as Exhibit C) and (y) 50% of total Eligible Inventory consisting of non-consumable Inventory (more particularly described by type in the Maintenance Certificate attached hereto as Exhibit C), less the outstanding principal balance of the Term Note, from time to time periodically determined as required herein.

         (b) The aggregate principal amount of all amounts from time to time outstanding pursuant to the Term Note shall not at any time exceed the Term Note Maximum Amount, which shall mean the lesser of (i) the Term Facility Amount or (ii) the Borrowing Base, less the outstanding principal balance of the Revolving Credit Note, from time to time periodically determined as required herein.

         (c) The aggregate amount of advances under the Notes shall at no time exceed the respective Maximum Amounts, as determined based on the most recently received Maintenance Certificate provided by the Borrower. KBK shall be under no obligation to make any advance to Borrower under the Revolving Credit Note in the event that any request for an advance is not accompanied by a Maintenance Certificate dated not more than 45 days preceding the date of the advance request, or if the reporting requirements are not current or any Event Default has occurred.

         (d) In the event the aggregate principal outstanding balance of advances under the Revolving Credit Note or the Term Note exceeds the Revolving Note Maximum Amount or the Term Note Maximum Amount, respectively, Borrower shall immediately and without notice or demand of any kind, make such payments (each a "Mandatory Prepayment") as shall be necessary to reduce the principal balance of the applicable Note below the Maximum Amount applicable thereto.

         D. Commitment Fee. Subject to Section 11.F. hereof, Borrower shall pay to KBK a commitment fee in the amount of $60,000.00 (one percent (1.0%) of the Revolving Facility Amount and the Term Facility Amount). Such fee is due and payable contemporaneously with the execution hereof by KBK, is fully earned when due and, subject to Section 11.F. hereof, nonrefundable when paid. Borrower hereby authorizes KBK, at its sole discretion, to deduct the commitment fee from the first advance under the Notes or to debit Borrower's account with the Bank. The portion of any up-front deposit delivered to KBK by the Borrower which is in excess of KBK's costs and legal fees may, at KBK's option, be applied by KBK to the payment of the commitment fee. Borrower and KBK acknowledge and agree that the commitment fee is intended as reasonable compensation to KBK for making the inventory line of credit and the term loan available under the terms of this Agreement and for no other purpose.

         E. Prepayments. The principal of the Notes may be prepaid in whole or in part (but any partial prepayment shall be in increments of at least $10,000.00) at any time upon 24 hours prior written notice to KBK with respect to the Revolving Credit Note, 10 days prior written notice to KBK with respect to the Term Note, and payment of all accrued, unpaid interest through the date of prepayment. If any such prepayment is paid from earnings of Borrower (calculated on a consolidated basis), from proceeds of an





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offering of Borrower's equity securities, or from proceeds of a refinancing by
KBK, then Borrower shall not be required to pay any penalty or premium for the privilege of making such prepayment. If any such prepayment is made from any other source of funds, then, subject to Section 11.F. hereof, Borrower shall pay a premium to KBK for the privilege of making such prepayment if the outstanding balance of the Note being so prepaid is less than or equal to $1,000.00 after giving effect to such prepayment, such premium to be calculated as follows: (i) as to any prepayment occurring prior to the first anniversary date hereof, an amount equal to four percent (4%) of the Revolving Facility Amount or four percent (4%) of the then outstanding principal balance of the Term Note, or both, as the case may be; (ii) as to any prepayment occurring after the first anniversary date hereof but prior to the second anniversary date hereof, an amount equal to three percent (3%) of the Revolving Facility Amount or three percent (3%) of the outstanding principal balance of the Term Note, or both, as the case may be; and (iii) as to any prepayment occurring after the second anniversary date hereof, an amount equal to two percent (2%) of the Revolving Facility Amount or two percent (2%) of the outstanding principal balance of the Term Note, or both, as the case may be. All partial prepayments of the Term Note shall be applied in inverse order of maturity, without reducing the amount or altering the due date of the remaining installments. Amounts of principal so prepaid under the Revolving Credit Note may be reborrowed prior to the Termination Date. Amounts of principal so prepaid under the Term Note may not be reborrowed.

         F. Use of Proceeds. The proceeds of the Inventory Line of Credit shall be used by Borrower exclusively to purchase Inventory and for working capital for general corporate operating purposes. The proceeds of the Term Loan shall be used by Borrower exclusively to refinance existing secured indebtedness of Borrower owed to American Bank of Texas and to purchase Inventory. All loans evidenced by the Notes are and shall be for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act.

         G.  Security.

         (a) Payment of the Notes and the Obligations and the performance of the covenants set forth in this Agreement and the other Loan Documents will be secured, directly or indirectly, by a first priority (except as between and KBK and the holders of Permitted Liens) perfected security interest, mortgage, assignment or lien, as the case may be, in and upon the following described property and assets:

         (i) All present and future accounts, inventory, equipment, documents, instruments, general intangibles, chattel paper (as such terms are defined in the UCC), notes receivable, drafts, acceptances, rental agreements and lease agreements relating to any of the foregoing, and contract rights now owned or existing and hereafter acquired or arising, wherever located, of the Borrower and Ponder Energy Services, Inc., a Delaware corporation ("Ponder - Delaware"), all books and records pertaining to the foregoing, and all the proceeds thereof, which property and assets are more particularly described in, and which security interests will be evidenced by, Collateral Security Agreements in form and substance satisfactory to KBK; and





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         (ii)    a pledge of 100% of the issued and outstanding shares of
    capital stock of Ponder - Delaware, such pledge to be evidenced by a Pledge Agreement in form and substance satisfactory to KBK; and

         (iii) all sums due to Borrower from KBK by way of advances, reserves, residuals and any other amounts so due at any time, and all funds of Borrower in the possession or control of KBK, from whatever source; and

         (iv) all sums now or hereafter on deposit in any deposit account maintained by KBK or a third party as agent or bailee for KBK for the deposit and collection of remittance drafts and other proceeds of Collateral, whether held as a general or special account, or otherwise.

         (b) Payment of the Notes and the Obligations and the performance of the covenants set forth in this Agreement and the other Loan Documents will be guaranteed by Ponder - Delaware (hereinafter sometimes referred to as the "Guarantor"), each such guaranty to be evidenced by a Guaranty in form and substance satisfactory to KBK.

         (c) The Borrower will, and will cause Ponder - Delaware and any other U.S. Subsidiary acquiring assets pursuant to Section 6.A hereof to, execute, acknowledge and deliver to KBK such instruments, chattel mortgages, security agreements, security agreement-pledges, statements, assignments and financing statements, in form and substance acceptable to KBK as in the good faith and discretion of counsel for KBK may be necessary to enforce, grant to KBK and perfect the security interests, liens, assignments and mortgages on the Collateral. Each of the Borrower and KBK agrees that all Collateral now or hereafter securing any of the Obligations hereunder also shall serve any and all other indebtedness and liabilities now or hereafter owing by the Borrower to KBK.

         H.  Cross-Collateralization; Limitations.

         (a) Cross-Collateralization. All present and future Collateral securing the Obligations of Borrower under this Agreement, the Notes and the other Loan Documents shall also secure all obligations of Borrower, as seller, to KBK under the Purchase Documents if, as and when said Purchase Documents are executed by Borrower and KBK. Any and all collateral now or at any time hereafter granted by Borrower to KBK as security for Borrower's obligations, as seller, under the Purchase Documents shall also secure all Obligations of Borrower under this Agreement, the Notes and the Other Loan Documents.

         (b) Preferential Application of Proceeds of Certain Collateral. Notwithstanding the provisions of Subsection 2.H.(a) hereof, it is the intention of Borrower, as seller, and KBK, as purchaser, under the Purchase Documents that any and all transactions entered into by and between Borrower and KBK pursuant thereto shall be true sales and not transactions intended as security. Nothing herein shall affect the parties' characterization of the transactions evidenced by the Purchase Documents, nor shall it alter, diminish or impair KBK's rights under the Purchase Documents as a purchaser of any assets of Borrower which would otherwise constitute Accounts Collateral (hereinafter defined). Any such Accounts Collateral sold by Borrower and purchased by KBK under the Purchase Documents shall be deemed purchased and sold free and clear of any security interest in such assets in favor of KBK under this





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Agreement and the Security Instruments, whether as original collateral or as
proceeds of original collateral.   Without limitation of the foregoing, after
the occurrence of an Event of Default hereunder or an event of default under the Purchase Documents: (i) all residuals and reserves of Accounts Collateral shall be applied to retire Borrower's obligations (including, without limitation, reasonable attorneys' fees and expenses of counsel for KBK), as seller, to KBK under the Purchase Documents in preference and priority to Borrower's Obligations to KBK under this Agreement, the Notes and the other Loan Documents until such obligations under the Purchase Documents have been paid in full, before any such residuals and reserves are applied to Borrower's Obligations hereunder; and (ii) all proceeds of Inventory Collateral (hereafter defined) shall be applied to retire Borrower's Obligations under this Agreement, the Notes and the other Loan Documents until such Obligations have been paid in full, including principal, interest and expenses (including, without limitation, reasonable attorneys' fees and expenses of counsel) before any such proceeds shall be applied to Borrower's obligations under the Purchase Documents, notwithstanding the actual order of creation, attachment or perfection of such liens and security interests in Accounts Collateral and Inventory Collateral or proceeds. As used herein, the term "Accounts Collateral" shall mean all of Borrower's present and future accounts, documents, instruments, general intangibles, chattel paper (as such terms are defined in the UCC), notes receivable, drafts, acceptances, rental agreements and lease agreements relating to any of the foregoing, and contract rights. As used herein, the term "Inventory Collateral" shall mean all of Borrower's present and future inventory and equipment (as such terms are defined in the UCC).

         I.  Payments.    Borrower authorizes KBK to effect all payments
(including Mandatory Prepayments) under the Revolving Credit Note and the Term Note, and all fees and expenses payable by Borrower hereunder, including, without limitation, (i) the commitment fee payable pursuant to Section 2.D hereof and (ii) after and during the continuation of a Default, (A) all out-of-pocket expenses incurred in connection with the field audits conducted by KBK and its representatives with respect to and in connection with the Collateral, and (B) the fees, expenses and disbursements of KBK's counsel, by debiting Borrower's account number 1824132698 at Bank One Texas, N.A. (the "Bank"), ABA Routing Number 111000614 (the "Operating Account"). This authorization shall not affect the obligation of Borrower to pay such sums when due. KBK shall use reasonable efforts to notify the Borrower of the amount of each debit and the application thereof to the Obligations, but KBK shall not have any liability to the Borrower for failure to give any such notice.

    3.   CONDITIONS PRECEDENT TO ADVANCES.

         A. KBK shall not be obligated to make any advance hereunder (including the first) until it shall have received the following documents, duty executed in form and substance satisfactory to KBK and its counsel:

         (a) This Agreement, the Notes and the other Loan Documents and such evidence of filings, acknowledgments or acceptances of any such documents as KBK may reasonably request or require, all duly executed and delivered by all parties thereto. The Security Instruments shall be effective to grant to KBK first priority (except as between KBK and the holders of Permitted Liens) Liens in all of the Collateral (and all such Liens are perfected);

         (b) Written opinion or opinions, dated the Closing Date, of counsel for the Borrower and the Guarantor in form and substance satisfactory to KBK covering all such matters as KBK may require;

         (c) Guaranty of Ponder - Delaware guaranteeing all obligations of Borrower under the Notes and the Loan Documents;

         (d) A Compliance Certificate of the President and Secretary of the Borrower, in which such officers certify to the satisfaction of the conditions set out in Section 3.B hereof;

         (e) Certificates certifying to the due formation, valid existence, qualification as a foreign corporation and good standing of the Borrower and its Subsidiaries in their respective states of organization and each jurisdiction where such qualification and good standing are necessary, issued by the appropriate authorities of such jurisdictions;

         (f) A copy of a resolution or resolutions passed by the Boards of Directors of the Borrower and the Guarantor certified by the respective chief executive officer, a managing director or a Vice President and the Secretary or an Assistant Secretary as being in full force and effect on the Closing Date, each of which corporate resolutions authorizing, as applicable, the borrowings provided for herein and the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, and any other instrument or agreement required hereunder and providing as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Notes and the other Loan Documents and any other instrument or agreement required hereunder;

         (g) A summary of the insurance coverage of the Borrower with respect to the Collateral, which shall be in form, scope and substance reasonably satisfactory to KBK, together with certificates from each insurer required pursuant to Section 5.C hereof;

         (h) Evidence satisfactory to KBK that as of the Closing Date KBK has a first priority (except as between KBK and the holders of Permitted Liens) perfected Lien on the Collateral and that there exist no Liens (other than Permitted Liens) on any property of the Borrower or any of its Subsidiaries;

         (i) The fees then payable pursuant to Sections 2.D. and 10 of this Agreement including, without limitation, (i) all out-of-pocket expenses incurred in connection with the field audits conducted by KBK and its representatives with respect to and in connection with the Collateral and (ii) the fees, expenses and disbursements of KBK's counsel, shall have been paid to KBK (or such counsel, as applicable);

         (j) KBK shall be satisfied that the Convertible Debentures, copies of which shall have been delivered to KBK, are eligible for treatment as Subordinated Indebtedness for purposes of this Agreement;

         (k) Landlord waiver agreements, in form and substance satisfactory to KBK, duly executed and acknowledged by Borrower and each lessor of premises where any tangible Collateral is located;

         (l) Completion of searches satisfactory to KBK of the applicable filing officers of the States of Arkansas, Illinois, Indiana, Kansas, Kentucky, Louisiana, Michigan, Mississippi, New Mexico, Oklahoma, Texas and West Virginia, showing (i) no Liens on any of the Collateral, except Liens in favor of KBK and Permitted Liens; and (ii) no Liens on any other property or assets of the Borrower and its Subsidiaries except Permitted Liens;

         (m) Completion of the preliminary audit report of Arthur Andersen & Co. of the Company for the fiscal year ending August 31, 1996;

         (n) Certificates for all shares of Ponder - Delaware stock to be pledged to KBK pursuant to Subsection 2.G.(a)(ii) hereof, accompanied by stock powers executed in blank, with signatures guaranteed;

         (o) Lockbox and cash collateral agreements, in form and substance satisfactory to KBK, duly executed and delivered by the Borrower and the Bank;

         (p) Borrower shall have established the Operating Account at the Bank;

         (q) Such assignments and documentation, in form an substance satisfactory to KBK, as KBK may require in connection with the assignment or termination of Borrower's indebtedness to American Bank of Texas to be refinanced with the proceeds of the Term Loan, and the assignment to KBK, or termination, as KBK may determine, of any and all Liens and security interests securing such indebtedness, except any Liens and security interests securing indebtedness which will be Permitted Indebtedness and Liens on and after the date hereof, duly executed and delivered by Borrower and American Bank of Texas; and

         (r) Such other evidence as KBK may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

         B. Furthermore, KBK shall not be obligated to make any advance (including the first) unless: (i) all representations and warranties made in the Loan Documents are true on and as of the date of such advance (except to the extent that the facts upon which such representations and warranties are based have been changed by the transactions contemplated in this Agreement) as if such representations and warranties had been made as of the dale of such advance, (ii) the Borrower has performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such advance, (iii) no Event of Default, or an event with which the passage of time or the giving of notice shall become an Event of Default, has occurred hereunder, (iv) such advance shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, and (v) the financial reports delivered to KBK show no Material Adverse Effect.

    4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to KBK as follows:

         A. Good Standing. Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified and authorized to do business and is in good standing in all jurisdictions in which such qualification and good standing are necessary.

         B. Authority and Compliance. Borrower and the Guarantor has full power and authority to execute and deliver their respective Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any governmental authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject in all material respects.

         C. Binding Agreement. This Agreement executed by Borrower, and the other Loan Documents executed by Borrower and the Guarantor, constitutes valid and legally binding obligations of Borrower and the Guarantor, enforceable in accordance with their terms.

         D. Litigation. Except as disclosed on Schedule 4.D. hereof, there is no proceeding involving Borrower or any Subsidiary pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to KBK in writing and acknowledged by KBK prior to the date of this Agreement.

         E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower or the Guarantor and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

         F. Ownership of Assets. Borrower and its Subsidiaries have good title to their assets, and their assets are free and clear of Liens, except Permitted Liens.

         G. Financial Statements. The financial statements of Borrower heretofore delivered to KBK have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present the financial condition of Borrower and its Subsidiaries as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations, or the financial condition or operations of any Subsidiary, since July 31, 1996. All factual information furnished by Borrower to KBK in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to KBK and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         H. Liens and Security Interests. The security interests, mortgages and liens attaching to the Collateral at all times will constitute valid and enforceable first priority (except as between KBK and the holders of Permitted Liens) perfected security interests, mortgages and liens in favor of KBK, subject to no prior or superior Lien, mortgage, security interest or encumbrance, except as otherwise permitted by this Agreement or the other Loan Documents. Before any funding under the Notes, the Borrower and the Guarantor will have taken, or will have participated with KBK in taking, all necessary action and make all necessary filings to provide KBK with perfected, first priority (except as otherwise permitted by the Agreement) security interests, mortgages and liens in the Collateral under the laws of all applicable jurisdictions.

         I. Chief Executive Office. The address set forth in Section 1.B. hereof is Borrower's mailing address and its chief executive office. Borrower shall not change its mailing address or chief executive office without thirty
(30) days prior written notice to KBK.

         J. True and Correct Information. All information provided by Borrower to KBK during its evaluation of the transactions anticipated by and in connection with this Agreement, including applications, reports, financial statements, and the statements made therein were true and correct at the time made and remain true and correct at the time that this Agreement is executed.

         K. Taxes. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax lien notice against Borrower presently on file, judgment entered against Borrower or levy on or attachment of its property outstanding.

         L. Full Disclosure. There is no fact which Borrower has not disclosed to KBK in writing which could cause a Material Adverse Effect or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

         M. ERISA Compliance. Borrower is in compliance with ERISA concerning Borrower's Plan, if any, or is not required to contribute to any "multi-employer plan" as defined in Section 4001 of ERISA.

         N. Compliance with Laws. Borrower and its Subsidiaries are conducting its business in material compliance with all applicable laws, including but not limited to applicable Environmental Laws and the Fair Labor Standards Act, and has and is in compliance with all licenses and permits required under any such laws. Borrower does not have any known material contingent liability under any Environmental Law.

         O. Assumed Names; Subsidiaries. Borrower does business under no trade or assumed names, except Ponder Fishing Tools, Dikor, Tiger Machines, and Runyon. Borrower's direct and indirect Subsidiaries are listed on Schedule 4.P. hereto. Except as set forth in Schedule 4.P. hereto, Borrower has no investments, directly or indirectly, in any Person.

         P.  Solvency.  Each of the Borrower and each Guarantor (i) is solvent,
(ii) is able to and anticipates that it will be able to meet its debts as they mature, (iii) has adequate capital to conduct the businesses in which it is engaged, and (iv) owns and will own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts and obligations.

         Q. Continuation of Representation and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan.

    5. AFFIRMATIVE COVENANTS. Unless and until all agreements by and between KBK and Borrower have matured or canceled and until full payment and performance of all obligations of Borrower under the Loan Documents or any other agreement, specifically including but not limited to any agreement regarding the purchase and sale of Borrower's accounts receivable, Borrower will, and will cause each of its Subsidiaries to:

         A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP, in each instance calculated for Borrower and its Subsidiaries on a consolidated basis, throughout the period specified:

             (i) Debt Service Coverage Ratio: Maintain a ratio of (a) earnings before interest, depreciation and amortization at the end of each fiscal quarter, to (b) all principal and interest due in such quarter on all amortizing loans, all interest due in such quarter on all non-amortizing loans, all payments due in such quarter on capital leases, and all discounts due KBK in such quarter on all accounts sold under the Purchase Documents, of not less than: 1.15 to 1.0 as of the fiscal quarter ending August 31, 1997; 1.25 to 1.0 as of the fiscal quarter ending November 30, 1997 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending May 31, 1998; and 1.50 to 1.0 as of the fiscal quarter ending August 31, 1998 and as of the end of each fiscal quarter thereafter.

             (ii) Tangible Net Worth: Maintain Tangible Net Worth on a pro forma basis (i.e., add back purchased accounts and factored balance) of not less than $13,500,000.00 at all times.

         B.  Financial Statements and Other Information.  Furnish to KBK:

             (i) As soon as available, but in any event within 120 days after the last day of each fiscal year of Borrower, a consolidated and consolidating statement of income and a consolidated and consolidating statement of cash flows of Borrower and its Subsidiaries for such fiscal year, and a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the last day of such fiscal year, together with an auditors' report thereon (with no material qualifications) by an independent certified public accountant, and (b) within 45 days after the last day of each month, monthly unaudited consolidated and consolidating statements of income and statement of cash flows of Borrower and its Subsidiaries for each month and unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of each month. Borrower represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Borrower and its Subsidiaries for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as of the date set forth therein, all in accordance with GAAP consistently applied.

             (ii) Within 45 days after the last day of each month, a compliance certificate (which may be combined with the Maintenance Certificate) for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs (i) and (ii) above, containing a certification that (a) the financial statements of even date are true and correct, and (b) the Borrower is not in default under the terms of this

    Agreement, any other agreement with KBK or any other agreement for borrowed money or lease agreement with any other party, and (c) the computations and conclusions, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants have been accurately calculated in compliance with the methods detailed herein.

             (iii) Not later than 45 days after and as of the end of each month, a Maintenance Certificate signed by the designated officer, in the form set forth in Exhibit "C" attached hereto and made part hereof.

             (iv) Promptly upon their becoming available, copies of: (a) all financial statements, reports, notices and proxy statements sent or made available by the Borrower or any of its Subsidiaries to security holders; (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the U.S. Securities and Exchange Commission or any governmental authority; and (c) all press releases and other statements made available by the Borrower or any of its Subsidiaries to the public concerning the financial condition of the Borrower or any of its Subsidiaries.

             (v) Promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code in connection with any Plan or any trust created thereunder, a notice signed by the President or a principal financial officer of the Borrower specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto.

             (vi) Such additional information, reports and records respecting the business operations and financial condition of Borrower and the Subsidiaries, respectively, from time to time, as KBK may reasonably request, including copies of its tax returns filed with the Internal Revenue Service and evidence of payment of related taxes.

         C. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets and liability insurance, all to be with such companies and in such amounts as are satisfactory to KBK and with respect to insurance on the Collateral, to contain a mortgagee clause naming KBK as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to KBK of any cancellation thereof, in an amount not less than the maximum amount which may be borrowed under the Loan. Satisfactory evidence of such insurance will be supplied to KBK prior to funding under the Loan(s) and 30 days prior to each policy renewal.

         D. Maintenance of Corporate Existence and Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) continue to engage in the businesses presently being operated, (ii) maintain its corporate existence and good standing in each jurisdiction in which it is required to be qualified, if its failure to be so qualified would have a material adverse effect, (iii) keep and maintain all franchises, permits, licenses and properties useful and necessary in the conduct of its business in good order and condition if failure to do so would have a material adverse effect, and (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets, if such failure duly to observe and conform to such requirements would have a material adverse effect or could result in criminal prosecution.

         E.  Adverse Conditions or Events.  Promptly advise KBK in writing of
(i) any condition, event or act which comes to its attention that would or might cause a Material Adverse Effect, (ii) any litigation filed by or against Borrower in excess of $100,000.00, (iii) any event that has occurred that would constitute an Event of Default under any of the Loan Documents, and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $250,000.00.

         F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to, taxes, costs or other expenses arising out of this transaction, as the same becomes due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         G. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

         H. Notification of Environmental Claims. Borrower shall immediately advise KBK in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify KBK of any remedial action taken by Borrower with respect to Borrower's business operations.

         I. Environmental Compliance. The conduct of Borrower's business operations do not and will not violate any Environmental Laws (including any rule of common law and any judicial interpretation thereof). Borrower will continue to comply with all Environmental Laws now or hereafter applicable to Borrower other than those the failure with which to comply could not reasonably be expected to result in a Material Adverse Effect and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations other than those the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable Environmental Laws other than those the failure with which to comply could not reasonably be expected to result in a Material Adverse Effect.

         J. Further Assurances. The Borrower will, and cause each of its Subsidiaries to, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by KBK, in order to cure any defects in the execution and delivery of, or to comply with or accomplish to covenants and agreements contained in this Agreement, the Notes or the other Loan Documents.

         K. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, maintain accounting books and records satisfactory to KBK and in conformity with GAAP throughout the period specified, and permit KBK's officers or authorized representatives to examine Borrower's books of account and other records, and to discuss its affairs, finances and accounts with the officers of the Borrower and its Subsidiaries, and the Borrower's and its Subsidiaries' independent certified public accountants (provided that the cost to Borrower of such discussions with accountants shall not exceed $2,000.00 per annum), at all reasonable times and as often as may be reasonably requested by KBK. Without limitation of the foregoing, Borrower shall permit KBK to inspect and audit Collateral, at such reasonable times and as often as may be reasonably requested by KBK, and pay KBK an auditing fee of up to $2,000.00 per audit. It is anticipated that there will be four (4) audits annually, but KBK reserves the right to audit more frequently in KBK's reasonable discretion. Unless written notice of another location is given to KBK, Borrower's books and records will be located at Borrower's office at 511 Commerce Drive, Alice, Texas or at Borrower's chief executive office as set forth above.

         L. Rights to Immediate Possession of Collateral. As an accommodation to Borrower, KBK is not presently taking possession of original collateral; however, Borrower acknowledges that KBK's willingness to lend funds hereunder, and an essential part of KBK's collateral protection for the Loan, depends upon KBK's right and ability to obtain immediate possession of such original collateral and copies of books, records, and computer software and records of Borrower. Without limiting the foregoing, if requested by KBK, KBK shall have the right to appoint an agent of KBK at Borrower's expense for the purpose of taking possession of original collateral on the premises of Borrower. Borrower and each of the Guarantors agrees to fully cooperate with KBK or KBK's agent in the event that KBK shall exercise its rights hereunder.

         KBK acknowledges that Borrower will from time to time sell inventories in the ordinary course of their business, and such sales shall be made free and clear of the security interest of KBK in such inventory to the extent provided in Section 9.307(a) of the Texas Business and Commerce Code. Therefore, if KBK or its agent shall have taken possession of original collateral, then, at the request of Borrower prior to the occurrence of an Event of Default, or made after the occurrence of an Event of Default if such Event of Default has been specifically waived by KBK for purposes of this Section, KBK or its agents shall make available to Borrower the inventoried asset which is being sold in the ordinary course of business by Borrower free and clear of KBK's security interest as contemplated by the preceding sentence; provided, that after the occurrence of an Event of Default, unless specifically waived, if KBK or its agent shall have taken possession of the original collateral, Borrower shall continue to deliver possession of all original collateral to KBK and shall cooperate in the implementation of such procedures as KBK shall deem necessary for protection of its interests hereunder, including, without limitation, the utilization of a collateral account with KBK for deposit of all payments received from Account Debtors and related items. In the event that KBK shall designate an agent as set forth in this Section 5.L, KBK shall be entitled to implement a procedure whereby the information provided in any or all Maintenance Certificates submitted hereunder shall be confirmed or verified by such agent to KBK's satisfaction prior to any funding hereunder.

         6. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents (and without limiting any requirement of any other Loan Documents), Borrower will not, and will not permit any of its Subsidiaries to:

         A. Limitations on Fundamental Changes: Disposition of Assets. (a) Enter into any merger or consolidation with or into any Person, except (i) any Subsidiary of the Borrower may merge, consolidate or combine with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), or with any one or more Subsidiaries of the Borrower (provided that, if any such transaction shall be between (A) a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation and (B) a Subsidiary and an U.S. Subsidiary, the U.S. Subsidiary shall be the continuing or surviving corporation), and (ii) the Borrower may merge, consolidate or combine with or into any other Person (provided that (A) the Borrower shall be the continuing or surviving corporation, (B) no Default or Event of Default has occurred and is continuing, and (C) no Default or Event of Default would occur as a result of such merger, consolidation or combination); (b) form any new Subsidiary; (c) liquidate or dissolve itself (or suffer any liquidation or dissolution); (d) convey, sell, lease (other than leases of inventory entered into in the ordinary course of business), charter or otherwise dispose of all or substantially all of its property, assets or business; provided that the Borrower may transfer all or substantially all of the assets of any of the Borrower's divisions to an existing or hereafter acquired U.S. Subsidiary, so long as (i) no Default or Event of Default has occurred and is continuing, (ii) no Default or Event of Default would occur as a result thereof, (iii) any and all such U.S. Subsidiaries shall, prior to any such transfers, enter into a valid, binding and enforceable (A) security agreement (granting KBK a first priority perfected security interest in such U.S. Subsidiaries of the types described in the Security Agreement) and take all other action necessary to grant to KBK a first priority security interest in such assets, and (B) guaranty agreement guarantying the payment and performance of the Obligations, in each case in form and substance acceptable to KBK, and (iv) in each instance each such U.S. Subsidiary promptly delivers an opinion of counsel acceptable to KBK in form, scope and substance acceptable to KBK with respect thereto, or (e) except in the ordinary course of business, enter into any arrangement, directly or indirectly, whereby the Borrower or its applicable Subsidiary would sell or transfer any properties (other than real property), either now owned or thereafter acquired, and then or thereafter lease as lessee such properties or any part thereof or any other property (other than real property) to be used for substantially the same purpose.

         B. Liens. Grant, suffer or permit any contractual or noncontractual Lien on or security interest in its assets, except in favor of KBK, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise except for Permitted Liens which are limited to: (i) Liens granted to KBK; (ii) pledges or deposits made to secure payment of unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's, landlord's (including contractual landlord's liens), securing indebtedness whose payment is not yet due, or if the same are being contested in good faith and as to which adequate reserves have been provided; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) Liens on assets of Panther Oil Tools
(UK), Ltd. securing indebtedness for borrowed money permitted under Section 6.D hereunder not exceeding an aggregate principal amount at any one time outstanding of $1,000,000.00; (vi) Liens securing indebtedness listed on
Schedule 6.D. hereof, provided that any Liens securing such indebtedness shall be limited to the specific property and assets subject to such Lien on the date hereof, and provided further, that any such Liens shall be promptly released or terminated of record promptly after payment thereof, and (vii) Liens arising under purchase money security interests on any equipment consisting of motor vehicles or other titled rolling stock acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (A) any such Lien attached to such property concurrently with or within 20 days after the acquisition thereof, (B) such Lien attached solely to the property so acquired in such transaction, (C) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (D) the principal amount of the indebtedness secured by any and all such purchase money security interests shall not at any time exceed $500,000.00 in the aggregate.

         C. Loans, Advances and Investments. Make or permit to remain outstanding any advances, loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures, or other securities of, or make any investments in, any Person except (i) accounts, instruments, chattel paper, and general intangibles (as defined in the UCC) arising or acquired, and trade credit extended, in the ordinary course of business as presently conducted,
(ii) Cash Equivalents, (iii) advances, loans, extensions of credit to, or investments in, Panther Oil Tools (UK), Ltd. not exceeding an aggregate amount of U.S. $1,000,000.00 at any one time outstanding, (iv) advances, loans, or extensions of credit to officers and employees of the Borrower and its Subsidiaries made in the ordinary course of business not to exceed $50,000.00 in the aggregate outstanding at any one time, (v) investments in Borrower's Subsidiaries that are outstanding on July 31, 1996, and (vi) investments in Dubai joint venture not exceeding an aggregate amount of U.S.$2,500,000.00 at any one time outstanding.

         D. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, or otherwise) other than to KBK, except for (i) normal trade debts incurred in the ordinary course of Borrower's or its Subsidiaries' business, (ii) indebtedness for borrowed money secured by purchase money security interests in accordance with Section 6.B(vii) hereof not to exceed the amount set forth in Section 6.B(vii) hereof, and (iii) indebtedness listed on
Schedule 6.D. hereof. Borrower and/or its Subsidiaries, as applicable, may renew, extend, modify or refinance any indebtedness listed on Schedule 6.D., but shall not increase the principal amount of any such indebtedness, except
(i) by rolling accrued interest on such indebtedness into principal; and (ii) for increases in indebtedness for borrowed money of Panther Oil Tools (UK), Ltd. to Royal Bank of Scotland or any financial institution replacing the Royal Bank of Scotland up to an aggregate principal amount outstanding at any time of U.S.$1,000,000.00.

         E. Limitations on Contingent Liabilities. Create, assume or suffer to exist any Contingent Liabilities, except (i) for endorsements of instruments for collection in the ordinary course of business, and (ii) any such liability in favor of KBK.

         F. Dividends and Distributions. Declare or make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock; provided, however, any wholly owned Subsidiary of the Borrower may declare and make distributions on its capital stock to the Borrower.

         G. Character of Business. (i) Engage in any lines of business or business ventures other than the oil field tool rental and service business,
(ii) change in any material respect its methods of operation or manner of doing business, (iii) without prior written notice to KBK, carry on its business at any location or locations other than those presently in existence, or (iv) change its name, its identity as a corporation or its corporate structure.

         H. Convertible Debentures. (i) Make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment or distribution in cash or property in respect of the Convertible Debentures, to the extent that the Borrower has the option, under the terms currently provided in the Convertible Debentures, to make such payment or distribution in the Borrower's securities, (ii) issue securities with a restrictive legend upon conversion by a holder of Convertible Debentures if such would permit the debenture holder to redeem the Convertible Debenture for cash, (iii) modify or amend the Convertible Debentures to make them payable in cash or property of the Borrower, or (iv) grant any security for the Convertible Debentures.

         I. ERISA Compliance. Permit at any time any Plan maintained by it to:

             (i) Engage in any "prohibited transaction," as such term is defined in Section 4975 of the Code, which could reasonable be expected to have a material adverse effect;

             (ii) Incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, which could reasonable be expected to have a material adverse effect; or

             (iii) Terminate any such Plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to
    Section 4068 of ERISA.

         J. Transactions with Affiliates and Other Persons. Engage in any transaction with an affiliate, which individually or together with other transactions subject to this Section 6.J. is material, on terms less favorable to it than would be obtainable at the time in comparable transactions with Persons not affiliated with the Borrower or its Subsidiaries, as the case may be. The Borrower will not, and will not permit any of its Subsidiaries to, incur, create or assume any commitments to make payments, whether as rental or otherwise, under any lease, rental or other arrangement, written or oral, for the use of any other Person if, under the terms of any such agreements, the amount of rentals payable thereunder is greater than a fair market rental.

    7. DEFAULT. Borrower shall be in default under this Agreement, each of the other Loan Documents and any and all other agreements with KBK upon the happening of one or more of the following (each an "Event of Default"):

         A. Borrower shall fail to pay as and when due any amount owed to KBK under the Notes or any of the Loan Documents;

         B. Borrower or any Guarantor fails to timely and properly observe, keep or perform any obligation or other term, covenant, agreement or condition of the Purchase Documents or any other agreement, promissory note, security agreement, assignment or other contract securing or evidencing any other obligation or agreement between Borrower or any Guarantor and KBK or any affiliate of KBK, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document, or Borrower or KBK terminates any Purchase Document for any reason;

         C. Any representation or warranty of Borrower or the Guarantors made herein or in the Loan Documents or the Purchase Documents, or in any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Borrower or the Guarantors, or by any other person on behalf of Borrower or the Guarantors, to KBK is not true and correct in any material respect when made;

         D. Any of Borrower or it Subsidiaries shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition made herein or in the Loan Documents; provided, however, if any of Borrower or its Subsidiaries shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in Section 5.B hereof, such failure with respect to Section 5.B hereof shall be an Event of Default if such failure with respect to Section 5.B hereof shall continue unremedied for a period of ten
(10) days after the earlier of (A) the date upon which the Borrower knew or reasonably should have known of such failure with respect to Section 5.B or (B) the date upon which written notice thereof is given to the Borrower by KBK;

         E. The Borrower or any of its Subsidiaries (i) fails to pay any principal of or interest (including, without limitation, any such payment payable solely by issuance of capital stock) on any obligation or obligations to Charles Hale/Apex Tools or to the holders of the Convertible Debentures beyond the period of grace, if any, provided for in the instrument or agreement under which the same was created, or (ii) fails to observe or perform any other term, condition or agreement contained in any obligation or obligations to Charles Hale/Apex Tools or the holders of the Convertible Debentures, or in any instrument or agreement evidencing, securing or relating thereto, if the effect thereof is to cause or permit the holder or holders of such obligation (or trustee or an agent on behalf of such holder or holders) to cause any such obligation to become due prior to its stated maturity;

         F. There shall be commenced by or against Borrower or any of its Subsidiaries any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or custodian for a substantial portion of its assets;

         G. Borrower or any of its Subsidiaries shall become insolvent in that its debts and obligations are greater than the fair value or fair saleable value of its assets, or Borrower or any of its Subsidiaries is generally not paying its debts as they become due;

         H.  The occurrence of a Material Adverse Effect;

         I. Borrower or any Subsidiary shall have a federal or state tax lien filed against any of its properties;

         J. Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000.00 exists with respect to any Plan of Borrower, or (ii) any Termination Event occurs with respect to any Plan of Borrower and the then current value of such Plan's benefit liabilities exceeds the then current value of such Plan's assets available for the payment of such benefit liabilities by more than $25,000.00;

         K. Borrower or any Subsidiary suffers the entry against it of a final judgment for the payment of money in excess of $100,000.00 that continues to be unstayed and in effect for a period of 15 days (not covered by insurance satisfactory to KBK in its sole discretion).

    8. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default described in Section 7.F, all of the obligations owing by Borrower to KBK under any of the Loan Documents (including but not limited to the advances) shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, notice of intention to accelerate or notice of acceleration or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, KBK at any time and from time to time may without notice to Borrower declare any or all of the obligations owing by Borrower to KBK under any of the Loan Documents (including but not limited to the advances) immediately due and payable, all without demand, presentment, notice of demand or of dishonor and nonpayment, notice of intention to accelerate or notice of acceleration, or any notice or declaration of any kind, all of which are hereby expressly waived by Borrower. After any such acceleration (whether automatic or due to declaration by KBK), any obligation of KBK to make any further advances or loans of any kind under any agreement with Borrower shall be permanently terminated. Without limitation of the foregoing, if an Event of Default shall occur KBK shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity. KBK may, but shall not be obligated to, notify Borrower of the occurrence of any Event of Default. KBK shall use reasonable efforts to notify Borrower of any action taken by KBK after the occurrence of an Event of Default, but KBK shall not be liable to Borrower for any failure to give any such notice.

    KBK shall have no obligation to make any advance at any time when the conditions precedent to funding described herein have not been met to KBK's satisfaction, any Event of Default or an event with which the passage of time or the giving of notice shall become an Event of Default shall exist, or if Borrower shall have repudiated or made any anticipatory breach of any of its obligations under any Loan Document. Any advance requested by Borrower at such time may be declined by KBK, in whole or in part, in KBK's sole discretion, without prior notice.

    9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be delivered in writing, by certified or registered mail, by messenger delivery, or by telecopy to the other party at the following address and telecopy numbers (provided that any notices of default hereunder shall be confirmed by certified or registered mail or by messenger delivery and shall be deemed given or made as set forth in clauses A or B below, as applicable):

         BORROWER:
         Ponder Industries, Inc.
         Attn:  Chief Financial Officer
         5005 Riverway, Suite 550
         Houston, Texas 77050
         Telecopy: (713) 850-7730

         KBK:
         KBK Financial, Inc.
         Attn:   Jeffrey P. Kassing
                 Legal Department
         301 Commerce Street
         2200 City Center II
         Fort Worth, Texas 76102
         Telecopy: (817) 335-9339

or to such other address or telecopy number as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

         A.  If sent by messenger delivery, upon delivery;

         B. If sent by certified or registered mail, upon the earlier of (i) the date of receipt or (ii) five (5) days after deposit in the U.S. Mail, postage prepaid; and

         C.  If sent by telecopy, upon confirmation of delivery.

    10. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to KBK immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees, including local domestic counsel and foreign counsel), incurred by KBK in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents,
(b) KBK's continued administration thereof, and (c) collection and enforcement thereof.

    11. MISCELLANEOUS. Borrower and KBK further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         A. Cumulative Rights and No Waiver. Each and every right granted to KBK under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of KBK, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by KBK of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas and applicable United States federal law.

         C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of KBK, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of KBK, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without KBK's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.
Without limiting the generality of the foregoing, KBK may from time to time grant participations in all or any part of the Obligations to any person or entity on such terms and conditions as may be determined by KBK in its sole and absolute discretion, provided that the grant of such participation shall not relieve KBK of its obligations hereunder nor create any additional obligations of Borrower.

         D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to KBK shall be in form and content satisfactory to KBK and its counsel.

         E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. If any provision of this Agreement shall conflict with or be inconsistent with any provision of any of the other loan documents executed in connection herewith, then the terms, conditions and provisions of this Agreement shall prevail.

         F. Interest. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Loan Documents, or in any of the documents or instruments securing the payment thereof or otherwise relating thereto, in no event shall this Agreement, the Notes, the other Loan Documents, or such documents or instruments require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this Agreement, the Notes, the other Loan Documents or any of the documents or instruments securing the payment thereof or otherwise relating thereto, or in any communication by KBK or any other person to the Borrower or any other person, or in the event all or part of the principal or interest of the Notes shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement, the Notes, or the other Loan Documents shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person now or hereafter liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes, or, if the Notes has been or would be paid in full, refunded to the Borrower, and (iv) the provisions of the Notes and the documents securing the payment thereof and otherwise relating thereto, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to this Agreement, the Notes, the other Loan Documents and loan. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rates of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

         G. Indemnity. Borrower hereby indemnifies and agrees to hold the Indemnified Persons harmless from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. Upon notification and demand, Borrower agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by an Indemnified Person in respect thereof any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this section, Borrower waives all notices from any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement.

         H. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding.

    12. GOVERNING LAW, SUBMISSION TO PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN KBK AND BORROWER BY ANY MEANS ALLOWED

UNDER APPLICABLE LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN KBK AND BORROWER SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

    13. WAIVER OF JURY TRIAL. BORROWER AND KBK EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

    14. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DESCRIBED HEREIN SET FORTH THE ENTIRE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS AGREEMENT OR TO SUCH ACKNOWLEDGMENT SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


 KBK:                                           BORROWER:

 KBK FINANCIAL, INC.                            PONDER INDUSTRIES, INC.


 By:                                            By:
    -----------------------------                  -----------------------------
 Name:                                          Name:

 Title:                                         Title:


Exhibits
--------

Exhibit A - Form of Revolving Credit Note

Exhibit B - Form of Term Note

Exhibit C - Maintenance Certificate


Schedules
---------

Schedule 2.B. -  Tiered Pricing Schedule